EXHIBIT 32.01
CERTIFICATION BY CHIEF EXECUTIVE OFFICER
     I, Theresa D. Becks, certify that (i) the Form 10Q for the quarter ended March 31, 2010 of The Campbell Fund Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2010 fairly presents, in all material respects, the financial condition and results of operations of The Campbell Fund Trust.

THE CAMPBELL FUND TRUST By: Campbell & Company, Inc., managing operator
By:	/s/ Theresa D. Becks
Theresa D. Becks
Chief Executive Officer May 17, 2010

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